Exhibit 32

Certification pursuant to 18 U.S.C. Section 1350,

as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of SP Plus Corporation (the “Company”) for the three months ended June 30, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1) the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended; and

2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JAMES A. WILHELM
	Name:	James A. Wilhelm,
	Title:	Director and Chief Executive Officer
(Principal Executive Officer)

Date: August 7, 2014

/s/ VANCE C. JOHNSTON
	Name:	Vance C. Johnston,
	Title:	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

Date: August 7, 2014

/s/ DANIEL R. MEYER
	Name:	Daniel R. Meyer,
	Title:	Senior Vice President, Corporate Controller and Assistant Treasurer (Principal Accounting Officer and Duly Authorized Officer)

Date: August 7, 2014

A signed original of this written statement required by section 906 has been provided by the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.